Exhibit 10.44

FORBEARANCE EXTENSION UNDER LOAN AND SECURITY AGREEMENT

This agreement (the “Forbearance Extension”) is entered into as of December 31, 2016 (such date, the “Forbearance Extension Effective Date”) and is, inter alia, an extension of PFG’s forbearance under that certain Forbearance under Loan and Security Agreement dated November 1, 2016 (the “Expiring Forbearance” and such date, the “Expiring Forbearance Effective Date”), by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon California 94920 (“PFG”) and ActiveCare, Inc., a Delaware corporation with its principal place of business at 1365 West Business Park Drive, Suite 100, Orem, UT 84058 (“Borrower”).

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of February 19, 2016 (the “Loan Agreement”) and certain other Security Documents (as defined below), pursuant to which PFG has made available credit to Borrower in the maximum aggregate principal amount of $4,500,000 of which (Facility A) $929,518.43 (as of September 7, 2016) and (Facility B) $1,486,111 (as of December 31, 2016) in the aggregate of Tranche 1 and Tranche 2 of Facility is outstanding on the Forbearance Extension Effective Date, assuming Borrower does not make the principal payment due January 1, 2017 on or prior to the Forbearance Extension Effective Date;

WHEREAS, PFG and Borrower entered into that certain Forbearance under Loan and Security Agreement dated as of September 9, 2016, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower’s “Specified Defaults” as defined therein until the earlier to occur of October 31, 2016 and certain therein-specified Termination Events (the “Original Forbearance”);

WHEREAS, PFG and Borrower entered into the Expiring Forbearance on the Expiring Forbearance Effective Date, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower’s “Continuing Defaults” (as defined therein) until the earlier to occur of December 31, 2016 and certain therein-specified Termination Events (the “Expiring Forbearance”);

WHEREAS, Borrower has notified PFG that it continues to be in default of the Loan Agreement due to the defaults inherent in the Specified Defaults as defined in the Expiring Forbearance but for reporting periods subsequent thereto but prior to the Expiring Forbearance Effective Date, together with failures to timely provide reports under Section 6 of the Schedules (the foregoing, the “Continuing Defaults” under this Forbearance Extension) and PFG is willing to forbear from exercising remedies under the Loan Agreement due to the Continuing Defaults upon the terms and conditions set forth herein;

WHEREAS, Borrower has notified PFG that it continues to anticipate the consummation of the equity financing notified to PFG in connection with the Expiring Forbearance (an equity financing expected to raise not less than the Minimum Proceeds or such lesser quantum of proceeds as PFG agrees in its discretion may constitute as a Notified Financing for purposes of the Expiring Forbearance and this Forbearance Extension, the “Notified Financing”);

WHEREAS, Borrower has requested PFG’s consent to an increase in the amounts to which PFG consented could be paid under the Expiring Forbearance to certain specified third parties in connection with the Notified Financing and PFG is willing to provide its consent herein to such increased payment amounts;

WHEREAS, Borrower agreed under the Expiring Forbearance to issue PFG a warrant to acquire 130,000 post-split shares of the Borrower’s common stock (“Expiring Forbearance Warrants”) with an exercise price equal to the issue price per share in Notified Financing and subject to a lock-up agreement executed and delivered by PFG in connection with the Expiring Forbearance;

WHEREAS, in consideration of the PFG extending the term of its forbearance under this Forbearance Extension, Borrower is issuing PFG the Forbearance Extension Warrants and the Forbearance Extension Stock, each as defined in Section 2 hereof;

NOW THEREFORE, the parties hereby agree as follows:

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND COLLATERAL: Borrower is indebted to PFG for Obligations pursuant to the Loan Documents, as set forth in the Recitals. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in an Intellectual Property Security Agreement and other documents of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

2.             ISSUANCE OF FORBEARANCE EXTENSION WARRANT AND FORBEARANCE EXTENSION STOCK. Expressly subject to the consummation of the Notified Financing and in each case on a post-split basis, Borrower shall issue to PFG and its designees promptly upon consummation of the Notified Financing: (a) a Warrant to purchase (in the aggregate among PFG and its designees) 10,000 shares of the stock issued in the Notified Financing, exercisable at the same issue price as such stock is sold to investors in the Notified Financing (the “Forbearance Extension Warrants”); and (2) that number of shares as $50,000 would purchase at 80% of the at the same issue price as such stock is sold to investors in the Notified Financing (the “Forbearance Extension Stock”).

3.            CONSENTS.

(a)       Conditional Consent to Special Permitted Payments. Expressly subject to (i) the consummation of the Notified Financing with not less than the Minimum Proceeds, (ii) Borrower’s satisfaction of the conditions set forth in Section 11 (assuming consummation of the Notified Financing), and (iii) Borrower’s payment in fact of the Special Permitted Payments on or promptly following the consummation of the Notified Financing (assuming receipt of Minimum Proceeds), PFG hereby consents to Borrower paying the following obligations, in each case materially as notified to PFG by electronic mail communications in connection with this Forbearance Extension:: (1) payments to be made to holders of Borrower’s Series E Preferred Stock, (2) payment to be made to Rapid Medical Response, LLC in payment of a promissory note in favor of such person, (3) monthly payments to be made or to retire debt owed to, Tonaquint Inc., (4) payments for the purpose of repaying the bridge loans to which PFG consented in the Expiring Forbearance, and (5) payment of costs associated with the Notified Financing (such payments specified in clauses (1) through (5), the “Special Permitted Payments”).

(b)        Access to Line of Credit. PFG hereby consents to Borrower accessing the line of credit under Schedule 1 of the Loan Agreement in accordance with its terms, provided that continued access to the line of credit shall be subject to Borrower’s satisfaction of the conditions set forth in Section 11 of this Forbearance Extension and its compliance with the terms of the Loan Agreement.

(c)       Unspecified Third Party Obligations. Payment of any obligations other than the Special Permitted Payments that Borrower proposes to pay from the proceeds of the Notified Financing shall require PFG’s separate consent, which consent shall be in PFG’s sole business discretion after considering Borrower’s disclosure of the details of all such proposed payments, provided that PFG shall have no obligation to consider any Borrower request to pay Borrower obligations that are not Permitted Indebtedness (as defined in the Loan Agreement).

(d)       Certain Definitions. For purposes of this Forbearance Extension: (i) “Minimum Proceeds” means Borrower’s receipt of not less than $10,000,000 in unencumbered (other than the Lien of PFG) cash proceeds of a Notified Financing, such dollar amount to be calculated assuming the payment and/or accounting for payment of all Special Permitted Payments and any payments to which PFG consents under Section 3(c), above, and (ii) “promptly” in relation to payment of Special Permitted Payments means no later than ten Business Days following the consummation of a Notified Financing providing Minimum Proceeds.

(e)       Failure to Pay Special Permitted Payments. If Borrower should fail to meet the condition specified in Section 3(a)(iii) (payment in fact of the Special Permitted Payments upon or promptly following consummation of the Notified Financing), then any later Borrower payment or proposed payment of such unpaid Special Permitted Payments shall require PFG’s further consent, which shall be a matter of its sole business discretion. For the avoidance of doubt, the failure of Borrower to pay the Special Permitted Payments upon or promptly following consummation of the Notified Financing shall not constitute an Event of Default under the Loan Agreement or a Termination Event under this Forbearance Extension.

4.            Ratification of Loan Documents; REAFFIRMATION OF OBLILGATIONS; Further Assurances.

(a)       Borrower acknowledges and agrees that (i) each of the Existing Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Forbearance Extension, and PFG’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Forbearance Extension and the Forbearance Extension Documents (as hereinafter defined).

(b)       Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents.

(c)       Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof.

(d)       Borrower hereby agrees that this Forbearance Extension is the legal, valid and binding obligation of Borrower, enforceable against Borrower.

(e)       Borrower and PFG acknowledge that the Continuing Defaults are ongoing, existing and continuing Defaults or Events of Default under the Loan Agreement.

(f)       Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk.

(g)       Borrower shall, from and after the execution of this Forbearance Extension, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect PFG’s security interest in the Collateral granted in the Loan Agreement and to otherwise give effect to the terms and conditions of this Forbearance Extension.

(h)       Borrower acknowledges and reaffirms its obligation to issue the Forbearance Warrants, as defined in the Expiring Forbearance, as and when required therein; and

(i)       Borrower acknowledges and reaffirms its obligations under the Conditionally-Effective Warrant Cancellation Agreement dated as of September 9, 2016 (the “Warrant Cancellation Agreement”).

5.             Extension Forbearance Period. Subject to Borrower’s strict compliance and performance with the terms of this Forbearance Extension and each Forbearance Document (as defined in Section 7(c)) and so long as no Event of Default (other than the Continuing Defaults) or Termination Event occurs, PFG will forbear from enforcing its rights and remedies under the Existing Loan Documents from the date hereof through February 15, 2017 (the “Extension Forbearance Period”). Except as expressly provided herein, this Forbearance Extension does not constitute a waiver or release by PFG of any Obligations or of any Default or Event of Default which may arise in the future after the Forbearance Extension Effective Date.

6.            Termination. The Extension Forbearance Period shall terminate automatically and without notice to Borrower upon the occurrence of a Termination Event.

7.            Termination Events. The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Forbearance Extension:

(a)       the failure of the Borrower to cause PFG’s Obligations to be repaid as and when required by the Loan Agreement, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

(b)       the filing of a petition for relief by or against Borrower under the United States Bankruptcy Code;

(c)       the failure of the Borrower to promptly, punctually, or faithfully perform any other material term, condition, or covenant of this Forbearance Extension or any of the other documents executed and delivered in connection with this Forbearance Extension (the “Forbearance Extension Documents”) as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

(d)       the occurrence of any Default or Event of Default (other than the Continuing Defaults and for the periods specified within said definition) under the Loan Agreement, any other Loan Document or any Forbearance Document;

(e)       any recital, representation or warranty made herein, in any Forbearance Document, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of Borrower in connection with this Forbearance Extension or any Forbearance Document, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made;

(f)       Borrower making Special Permitted Payments materially in excess of the amounts notified to PFG in connection with this Forbearance Extension or failing to pay third party costs incurred in connection with the Notified Financing, except to the extent of any such costs that are the subject of a good faith and reasonable dispute;

(g)       Borrower shall fail to provide written notice to PFG evidencing the failure or abandonment of the Notified Financing; or

(h)       a material impairment in the perfection or priority of PFG’s security interest in the Collateral or in the value of such Collateral taken as a whole occurs.

8.             Rights Upon Termination. Upon the earlier of (i) the occurrence of any Termination Event or (ii) the expiration of the Extension Forbearance Period, all of the Obligations shall, without notice or demand, become immediately due and payable in full and at the sole discretion of PFG and PFG shall be entitled to immediately pursue any and all remedies available under applicable law or pursuant to the Existing Loan Documents.

9.            Borrowers’ Representations And Warranties. Borrower represents and warrants that:

(a)       immediately upon giving effect to this Forbearance Extension (i) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (ii) no Default or Event of Default has occurred and is continuing (other than the Continuing Defaults);

(b)       Borrower has the corporate power and authority to execute and deliver this Forbearance Extension and to perform its obligations under the Existing Loan Documents, as amended by this Forbearance Extension;

(c)       the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG on the Forbearance Extension Effective Date of the Loan Agreement either remain true, accurate and complete as delivered on such Forbearance Extension Effective Date or Borrower shall have delivered true and correct copies of the foregoing, as amended, supplemented or restated and, in each case, all of the foregoing are and continue to be in full force and effect;

(d)       the execution and delivery by Borrower of this Forbearance Extension and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Forbearance Extension, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)       this Forbearance Extension has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Forbearance Extension, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f)       Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Forbearance Extension and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents;

(g)       the proceeds of the Notified Financing will be used (in part) by Borrower to make the Special Permitted Payments;

(h)       Borrower has freely and voluntarily entered into this Forbearance Extension after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Forbearance Extension and all factual and legal matters relevant hereto with counsel freely and independently chosen by it. Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Forbearance Extension after consultation and review with its counsel and that this Forbearance Extension has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Forbearance Extension.

(i)       Borrower has not voluntarily or involuntarily, granted any Liens to any creditor not previously disclosed to PFG in writing on or before the Forbearance Extension Effective Date or taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any Liens securing all or any portion of the Obligations or the priority or validity of PFG’s claims with respect to the Obligations relative to any other creditor of Borrower, subject only to Permitted Liens. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Forbearance Extension and in connection with the Existing Loan Documents;

(j)       the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 11 of this Forbearance Extension;

(k)       as of the Forbearance Extension Effective Date, Borrower ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations last delivered to PFG, as amended by any update to the Representations made since such date or delivered under or in connection with this Forbearance Extension, including under Section 11;

(l)       except as expressly stated in this Forbearance Extension, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Forbearance Extension;

(m)       Borrower has made such investigation of the facts pertaining to this Forbearance Extension and all of the matters appertaining thereto, as it deems necessary;

(n)       the terms of this Forbearance Extension are contractual and not a mere recital;

(o)       appended as Exhibit A hereto is a true, correct and complete capitalization to Borrower on a pre-Notified Financing basis and post Notified Financing basis which does reflect the issue of the Expiring Forbearance Warrants and the stock issuable under the Warrant Cancellation Agreement referenced in Section 4(i) but does not reflect the Forbearance Extension Warrants or the Forbearance Extension Stock, all of which Borrower has agreed and reaffirms its agreement to issue to PFG and its designees promptly following the initial consummation of the Notified Financing, all of the foregoing on a post-split basis.;

(p)       Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

Borrower understands and acknowledges that PFG is entering into this Forbearance Extension in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

10.         CONTINUING VALIDITY. Except as expressly set forth (if at all) in this Forbearance Extension, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG’s agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Forbearance Extension shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Forbearance Extension. The terms of this paragraph apply not only to this Forbearance Extension, but also to all subsequent forbearances, loan modification agreements and consents.

11.         CONDITIONS. The effectiveness of this Forbearance Extension is conditioned upon each of:

(a)       Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Forbearance Extension.

(b)       Payment of PFG Expenses. Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys’ fees and expenses) incurred in connection with this Forbearance Extension.

(c)       Update to Representations. Within twenty (20) Business Days from the Forbearance Extension Effective Date, Borrower shall have delivered an update to the Representations, to the extent required under Section 6 of the Schedule.

(d)       Issuance of Expiring Forbearance Warrant. Promptly following (and conditional upon) an initial closing of the Notified Financing, Borrower shall have issued the Forbearance Warrant to PFG.

(e)       Issuance of Stock under Warrant Cancelation Agreement. Promptly following (and conditional upon) an initial closing of the Notified Financing, Borrower shall have issued to PFG and its designees the stock to be issued under the Warrant Cancelation Agreement.

(f)       Issuance of Forbearance Extension Warrant. Promptly following (and conditional upon) an initial closing of the Notified Financing, Borrower shall have issued the Forbearance Extension Warrant to PFG.

(g)       Issuance of Forbearance Extension Stock. Promptly following (and conditional upon) an initial closing of the Notified Financing, Borrower shall have issued the Forbearance Extension Stock to PFG and its designees.

12.           Non-Interference. From and after the expiration or termination of the Extension Forbearance Period, Borrower agrees not to interfere with the exercise by PFG of any of its rights and remedies. Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair PFG’s efforts to realize upon the Collateral, or otherwise to enforce its rights and remedies pursuant to the Existing Loan Documents. The provisions of this Section 12 shall be specifically enforceable by PFG.

13.         INTEGRATION; CONSTRUCTION. The Loan Agreement, other Existing Loan Documents, the Original Forbearance, the Warrant Cancelation Agreement, the Expiring Forbearance and this Forbearance Extension and any documents executed in connection herewith or pursuant hereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Forbearance Extension; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Forbearance Extension. This Forbearance Extension is subject to the General Provisions of Section 8 of the Loan Agreement. The Recitals to this Forbearance Extension are incorporated by reference herein.

14.         RELEASE OF CLAIMS.

(a)       FOR AND IN CONSIDERATION OF PFG’S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE FORBEARANCE EXTENSION EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE EXISTING LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE EXISTING LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS FORBEARANCE EXTENSION, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION.

(b)       By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

(c)       This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Forbearance Extension, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events.

15.          Governing Law; Venue. THIS FORBEARANCE EXTENSION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Forbearance Extension is executed as of the date first written above.

Borrower: ActiveCare, Inc.		PFG: PARTNERS FOR GROWTH IV, L.P.

By		By

Name:		Name:
Title:	CEO or President	Title:	Manager, Partners for Growth IV, LLC, its General Partner

By

Name:
Title:	Secretary or CFO

Signature Page Forbearance Extension under Loan and Security Agreement

EXHIBIT A

Capitalization Table